EXHIBIT 16.1

LETTER FROM DELOITTE HADJIPAVLOU, SOFIANOS & CAMBANIS S.A.

March 27, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 16.F of Gaslog Ltd’s Form 20-F dated March 27, 2014, we agree with the statements made therein.

Yours truly,

/s/ Deloitte Hadjipavlou, Sofianos & Cambanis S.A.